Exhibit 99.3

HELIOS AND MATHESON ANALYTICS INC.

PRO FORMA COMBINED BALANCE SHEET

June 30, 2016

	Helios and
	Matheson Analytics Inc.	Zone Technologies, Inc.	Combined			Combined
	As of	As of	As of	Proforma AJEs		As of
	June 30, 2016	June 30, 2016	June 30, 2016	DR (CR)	#	June 30, 2016
	(unaudited)	(unaudited)	(unaudited)			(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$1,369,985	$8,772	$1,378,757	1,000,000	2	$2,303,757
				(75,000)	3
Accounts receivable, net	822,261		822,261			822,261
Unbilled receivables	79,080		79,080			79,080
Prepaid expenses and other current assets	188,472		188,472			188,472
Prepaid expenses and other current assets - Related Party net	8,948		8,948			8,948
Notes receivable			-			-
Total Current Assets	2,468,746	8,772	2,477,518	925,000		3,402,518

Property and equipment, net	39,791		39,791			39,791
Intangible assets including goodwill				16,256,810	1	16,256,810
Deposits and other assets	59,223		59,223			59,223
Total assets	$2,567,760	$8,772	$2,576,532	$17,181,810		$19,758,342

Liabilities and Shareholders'Equity
Current Liabilities:
Accounts payable and accrued expenses	$983,971	$83,582	$1,067,553			1,067,553

Total current liabilities	983,971	83,582	1,067,553	-		1,067,553

Convertible notes			-	1,301,075	2	-
				(301,075)	2
				80,000	5
				(75,000)	3
				(836,732)	4
				(168,268)	5
Derivative liabilities			-	836,732	4	836,732
Total Liabilities	983,971	83,582	1,067,553	836,732		1,904,285

Commitments and contingencies

Shareholders' Equity:
Preferred stock $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-	-			-
Common stock $.01 par value; 100,000,000 shares authorized; 2,330,438 shares issued and outstanding; (4,070,438 pro forma)	23,304	10,000	33,304	(10,000)	1	40,704
				17,400	1
Paid-in capital	37,855,740	1,307,670	39,163,410	16,164,600	1	54,112,294
				(1,307,670)	1
				91,954	5
Accumulated other comprehensive loss - foreign currency translation	(140,253)	-	(140,253)			(140,253)
Accumulated deficit	(36,155,002)	(1,392,480)	(37,547,482)	1,392,480	1	(36,158,688)
				(3,686)	5
Total shareholders' equity	1,583,789	(74,810)	1,508,979	16,345,078		17,854,057
Total liabilities and shareholders' equity	$2,567,760	$8,772	$2,576,532	$17,181,810		$19,758,342

See accompanying notes to unaudited combined pro forma financial statements

  HELIOS AND MATHESON ANALYTICS INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2016

	Helios and
	Matheson Analytics Inc.	Zone Technologies, Inc.	Proforma Combined			Proforma Combined
	For the Six MonthsEnded	For the Six MonthsEnded	For the Six MonthsEnded			For the Six MonthsEnded
	June 30, 2016	June 30, 2016	June 30, 2016	Proforma AJEs		June 30, 2016
	(unaudited)	(unaudited)	(unaudited)	DR (CR)	#	(unaudited)

Revenue	$3,887,630	$-	$3,887,630			$3,887,630
Cost of revenues	2,792,378	-	2,792,378			2,792,378
Gross profit	1,095,252	-	1,095,252	-		1,095,252

OPERATING EXPENSES:
Selling, general and administrative expenses	1,332,358	278,758	1,611,116			1,611,116
Research and development	-	29,142	29,142			29,142
Depreciation and amortization	7,227	-	7,227			7,227
	1,339,585	307,900	1,647,485	-		1,647,485
Loss from operations	(244,333)	(307,900)	(552,233)	-		(552,233)

Other income(expense):
Accretion of debt discount			-	(552,430)	6	(552,430)
Interest expense			-	(32,400)	7	(36,086)
				(3,686)	5
Interest income	3,925	-	3,925			3,925
Total other (expense)income	3,925	-	3,925	(588,516)		(584,591)
Loss before income taxes	(240,408)	(307,900)	(548,308)	(588,516)		(1,136,824)
Provision for income taxes	34,247	-	34,247			34,247
Net Loss	(274,655)	(307,900)	(582,555)	(588,516)		(1,171,071)
Other comprehensive loss - foreign currency translation	(19,541)	-	(19,541)			(19,541)
	$(294,196)	(307,900)	(602,096)	(588,516)		(1,190,612)

Net loss per share basic and diluted	$(0.12)					$(0.29)

See accompanying notes to unaudited combined pro forma financial statements

HELIOS AND MATHESON ANALYTICS INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

	Helios and
	Matheson Analytics Inc.	Zone Technologies, Inc.	Proforma Combined			Proforma Combined
	For the Year Ended	For the Period Ended	For the Year Ended			For the Year Ended
	December 31, 2015	December 31, 2015	December 31, 2015	Proforma AJEs		December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	DR (CR)	#	(unaudited)

Revenue	$9,736,541	$-	$9,736,541			9,736,541
Cost of revenues	6,989,991	-	6,989,991			6,989,991
Gross profit	2,746,550	-	2,746,550	-		2,746,550
		-	-			-

OPERATING EXPENSES:
Selling, general and administrative expenses	2,436,957	869,687	3,306,644			3,306,644
Allowance for prepaid expenses and other current assets - related party	344,041	-	344,041			344,041
Research and development	-	214,893	214,893			214,893
Depreciation and amortization	13,015	-	13,015			13,015
	2,794,013	1,084,580	3,878,593	-		3,878,593
Loss from operations	(47,463)	(1,084,580)	(1,132,043)	-		(1,132,043)

Other income(expense):
Allowance - Security Deposit - related party	(2,000,000)	-	(2,000,000)			(2,000,000)
Accretion of debt discount			-	(1,104,860)	8	(1,104,860)
Interest expense			-	(64,800)	9	(68,486)
				(3,686)	5
Interest income	8,591	-	8,591			8,591
Total other (expense)income	(1,991,409)	-	(1,991,409)	(1,173,346)		(3,164,755)
Loss before income taxes	(2,038,872)	(1,084,580)	(3,123,452)	(1,173,346)		(4,296,798)
Provision for income taxes	71,245		71,245			71,245
Net Loss	(2,110,117)	(1,084,580)	(3,194,697)	(1,173,346)		(4,368,043)
Other comprehensive loss - foreign currency translation	(21,447)		(21,447)			(21,447)
Net Loss attributable to non-controling interest	$(2,131,564)	(1,084,580)	(3,216,144)	(1,173,346)		(4,389,490)

Basic and diuted net loss per share	$(0.91)					$(1.88)

See accompanying notes to unaudited combined pro forma financial statements

HELIOS AND MATHESON ANALYTICS INC.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The following unaudited pro forma combined financial statements of Helios and Matheson Analytics Inc. (the “Company”) and Zone Technologies, Inc., a Nevada corporation (“Zone”), are provided to assist you in your analysis of the financial aspects of the proposed combined entity on a non-generally accepted accounting principle basis.

The unaudited pro forma combined statements of operations for the year ended December 31, 2015 combined the historical statements of operations of the Company for the year ended December 31, 2015 with the calendar year end historical statements of operations of Zone and the six months unaudited pro forma combined statements of operations for the period ended June 30, 2016 combined the historical statements of operations of the Company for the six months ended June 30, 2016 with the six months then ended historical statements of operations of Zone.

The unaudited pro forma combined balance sheet combines the historical balance sheets of the Company and Zone as of June 30, 2016.

The pro forma is presented as if the below merger transaction between the Company and Zone was accounted for as an acquisition of Zone by the Company.

2.	Acquisition of Zone Technologies, Inc.

On July 7, 2016, the Company entered into an Agreement and Plan of Merger (as amended on August 25, 2016, the “Agreement”), whereby Zone Acquisition, Inc., a wholly owned subsidiary of the Company (“Sub”), will merge with and into Zone, with Zone surviving the merger as a wholly owned subsidiary of the Company. Zone is in the development and operation of the RedZone Map application available at no cost from the Apple iTunes™ store.

Upon the closing of the merger transaction contemplated under the Agreement, each single outstanding share of Zone will be converted into a 0.174 share of Company common stock, such that the total 10,000,000 issued and outstanding shares of Zone common stock will be converted into an aggregate of 1,740,000 shares of Company common stock.

As a result of the merger transaction contemplated by the Agreement, the Company will become the owner of 100% of the common stock of Zone and consequently will control of the business and operations of Zone.

3.	Financing

On September 7, 2016 (the “Closing Date”), pursuant to a Securities Purchase Agreement (“SPA”) entered into by and among the Company, an institutional investor (the “Investor”) and Palladium Capital Advisors LLC (“Palladium”, and collectively with the Investor, the “Buyers”), the Company sold and issued Senior Secured Convertible Notes to the Buyers in the aggregate principal amount of $4,381,075 (each, a “Note” and collectively, the “Notes”) for consideration consisting of (i) a cash payment by the Investor in the amount of $1,000,000 together with a secured promissory note payable by the Investor to the Company (the “Investor Note”) in the principal amount of $3,000,000, and (ii) acceptance by Palladium of a Note, in the same form as the Notes issued to the Investor, in the principal amount of $80,000 in lieu of payment by the Company of that amount of cash payable by the Company to Palladium as a placement agent commission (the “Palladium Note”).

The Notes bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default (as defined in the Notes) and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on December 1, 2016 and quarterly thereafter, beginning on January 1, 2017 and, so long as the Equity Conditions (as defined in the Notes) have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

The Company is required to pay Palladium 8% of the gross proceeds received by the Company from the sale of the Notes, which, in respect of the $1 million paid by the Investor on the Closing Date, was paid to Palladium in the form of the Palladium Note, as provided on the Schedule of Buyers to the SPA; plus a warrant to purchase 8% of the number of shares of Common Stock into which the Notes issued to the Investor are initially convertible at the Conversion Price thereunder, without regard to any increase in shares issuable under a “true up” or ratchet provision pursuant to which the number of shares issuable upon conversion of the Notes may be subsequently increased.

In addition the Company must increase the number of shares of authorized common stock from 30,000,000 shares to 100,000,000 shares.

4.	Pro-forma Adjustments

The pro-forma financial statements give effect to the following transactions as if they had occurred on January 1, 2015 for the statement of operations and June 30, 2016 for the balance sheet:

1.

The acquisition of Zone by merging Zone Acquisition, Inc., the Company’s wholly-owned subsidiary, into Zone, with Zone surviving the merger as a wholly-owned subsidiary of the Company, at which time all outstanding shares of Zone will be converted into 1,740,000 shares of Company common stock. The common shares were valued at the closing share price on September 12, 2016 ($9.30). The goodwill calculation is as follows:

Shares of Company common stock issued	1,740,000
Price on date of issuance	$9.30
Value of common stock issued	$16,182,000
Liabilities in excess of assets	74,810
Intangibles and goodwill	$16,256,810

2.	To record the issuance of the unrestricted principal amount of the Initial Note (as defined in the SPA) to the Investor due in fifteen months for $1,301,075.

3.	To record the payment of $75,000 in fees associated with the raising of the $1,000,000 as a debt discount.

4.	To record the derivative valuation of $836,732 associated with the conversion feature of the notes as a debt discount.

5.	To record the payment of the placement agent note of $80,000 and the fair market value of the issued warrants of $91,954 to the placement agent.

6.	To record the accretion of the total debt discount of $1,381.075 for the six months ended June 30, 2016 over the fifteen month life of the notes.

7.	To accrue interest on the convertible notes of $1,080,000 for the six months ended June 30, 2016 over the fifteen month life of the notes.

8.	To record the accretion of the total debt discount of $1,381.075 for the twelve months ended December 31, 2015 over the fifteen month life of the notes.

9.	To accrue interest on the convertible notes of $1,080,000 for the twelve months ended December 31, 2015 over the fifteen month life of the notes.